Exhibit 99.2

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF INCOME

	For the three months ended March 31,
	2013	2012
	(unaudited; in millions, except per unit amounts)
Operating revenue	$1,693.0	$1,819.5

Operating expenses:
Cost of natural gas	1,191.4	1,296.9
Environmental costs, net of recoveries	178.5	3.2
Operating and administrative	194.9	196.9
Power	33.6	41.2
Depreciation and amortization	92.2	83.6

	1,690.6	1,621.8

Operating income	2.4	197.7
Interest expense	76.4	83.6
Other income	8.1	—

Income (loss) before income tax expense	(65.9)	114.1
Income tax expense	1.8	2.1

Net income (loss)	(67.7)	112.0
Less: Net income attributable to noncontrolling interest	15.6	13.0

Net income (loss) attributable to general and limited partner ownership interest in Enbridge Energy Partners, L.P.	$(83.3)	$99.0

Net income (loss) allocable to limited partner interest	$(112.9)	$71.7

Net income (loss) per limited partner unit (basic and diluted)	$(0.36)	$0.25

Weighted average limited partner units outstanding	307.2	284.7

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three month period ended March 31,
	2013	2012
	(unaudited; in millions)
Cash provided by operating activities
Net income (loss)	$(67.7)	$112.0
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	92.2	83.6
Derivative fair value net (gains) losses	4.2	6.9
Inventory market price adjustments	0.8	2.4
Environmental costs	173.5	(1.2)
Other	(4.2)	2.8
Changes in operating assets and liabilities, net of acquisitions:
Receivables, trade and other	(23.3)	71.1
Due from General Partner and affiliates	(5.4)	8.4
Accrued receivables	142.0	73.7
Inventory	(14.6)	14.5
Current and long-term other assets	(8.0)	5.9
Due to General Partner and affiliates	29.3	17.7
Accounts payable and other	(67.6)	33.4
Environmental liabilities	(13.6)	(52.3)
Accrued purchases	(40.7)	(132.3)
Interest payable	6.9	8.8
Property and other taxes payable	2.1	2.1

Net cash provided by operating activities	205.9	257.5

Cash used in investing activities
Additions to property, plant and equipment	(417.1)	(261.3)
Changes in construction payables	12.2	17.0
Asset acquisitions	(0.9)	—
Proceeds from the sale of net assets	5.0	—
Joint venture contributions	(36.8)	(27.6)
Other	(0.3)	(0.1)

Net cash used in investing activities	(437.9)	(272.0)

Cash provided by financing activities
Net proceeds from unit issuances	278.7	—
Distributions to partners	(176.1)	(159.4)
Repayments to General Partner	(6.0)	(6.0)
Net commercial paper borrowings (repayments)	140.0	50.1
Contribution from noncontrolling interest	22.8	—
Distributions to noncontrolling interest	(13.8)	(15.8)

Net cash provided by financing activities	245.6	(131.1)

Net increase (decrease) in cash and cash equivalents	13.6	(145.6)
Cash and cash equivalents at beginning of year	227.9	422.9

Cash and cash equivalents at end of period	$241.5	$277.3

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31, 2013	December 31, 2012
	(unaudited, dollars in millions)
ASSETS
Current assets
Cash and cash equivalents	$241.5	$227.9
Receivables, trade and other, net of allowance for doubtful accounts of $1.9 in 2013 and 2012	165.7	142.4
Due from General Partner and affiliates	32.8	27.2
Accrued receivables	427.7	569.7
Inventory	86.5	72.7
Other current assets	42.3	48.0

	996.5	1,087.9
Property, plant and equipment, net	11,263.7	10,937.6
Goodwill	246.7	246.7
Intangibles, net	256.0	257.2
Other assets, net	317.0	267.4

	$13,079.9	$12,796.8

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Due to General Partner and affiliates	$73.8	$43.5
Accounts payable and other	576.3	646.0
Environmental liabilities	251.2	108.0
Accrued purchases	443.4	484.1
Interest payable	75.9	69.0
Property and other taxes payable	73.5	71.4
Note payable to General Partner	12.0	12.0
Current maturities of long-term debt	200.0	200.0

	1,706.1	1,634.0
Long-term debt	5,641.9	5,501.7
Note payable to General Partner	312.0	318.0
Other long-term liabilities	98.4	95.2

	7,758.4	7,548.9

Commitments and contingencies
Partners’ capital
Class A common units (254,208,428 at March 31, 2013 and December 31, 2012, respectively)	3,363.0	3,590.2
Class B common units (7,825,500 at March 31, 2013 and December 31, 2012)	76.9	83.9
i-units (52,283,651 and 41,198,424 at March 31, 2013 and December 31, 2012, respectively)	1,052.9	801.8
General Partner	301.4	299.0
Accumulated other comprehensive income (loss)	(290.8)	(320.5)

Total Enbridge Energy Partners, L.P. partners’ capital	4,503.4	4,454.4
Noncontrolling interest	818.1	793.5

Total partners’ capital	5,321.5	5,247.9

	$13,079.9	$12,796.8

NET INCOME PER LIMITED PARTNER AND GENERAL PARTNER INTEREST

We allocate our net income among our general partner and limited partners using the two-class method in accordance with applicable authoritative accounting guidance. Under the two-class method, we allocate our net income, including any incentive distribution rights, or IDRs, embedded in the general partner interest, to Enbridge Energy Company Inc., or our General Partner, and our limited partners according to the distribution formula for available cash as set forth in our partnership agreement. We also allocate any earnings in excess of distributions to our General Partner and limited partners utilizing the distribution formula for available cash specified in our partnership agreement. We allocate any distributions in excess of earnings for the period to our General Partner and limited partners based on their sharing of losses of 2% and 98%, respectively, as set forth in our partnership agreement as follows:

Distribution Targets	Portion of Quarterly Distribution Per Unit	Percentage Distributed to General Partner	Percentage Distributed to Limited partners
Minimum Quarterly Distribution	Up to $0.295	2%	98%
First Target Distribution	> $0.295 to $0.35	15%	85%
Second Target Distribution	> $0.35 to $0.495	25%	75%
Over Second Target Distribution	In excess of $0.495	50%	50%

We determined basic and diluted net income (loss) per limited partner unit as follows:

	For the three month period ended March 31,
	2013	2012
	(in millions, except per unit amounts)
Net income (loss)	$(67.7)	$112.0
Less: Net income attributable to noncontrolling interest	15.6	13.0

Net income (loss) attributable to general and limited partner interests in Enbridge Energy Partners, L.P.	(83.3)	99.0
Less distributions paid:
Incentive distributions to our General Partner	(31.9)	(25.9)
Distributed earnings allocated to our General Partner	(3.5)	(3.0)

Total distributed earnings to our General Partner	(35.4)	(28.9)
Total distributed earnings to our limited partners	(170.8)	(151.8)

Total distributed earnings	(206.2)	(180.7)

Overdistributed earnings	$(289.5)	$(81.7)

Weighted average limited partner units outstanding	307.2	284.7

Basic and diluted earnings per unit:
Distributed earnings per limited partner unit (1)	$0.56	$0.53
Overdistributed earnings per limited partner unit (2)	(0.92)	(0.28)

Net income (loss) per limited partner unit (basic and diluted)	$(0.36)	$0.25

(1)	Represents the total distributed earnings to limited partners divided by the weighted average number of limited partner interests outstanding for the period.
(2)

Represents the limited partners’ share (98%) of distributions in excess of earnings divided by the weighted average number of limited partner interests outstanding for the period and underdistributed earnings allocated to the limited partners based on the distribution waterfall that is outlined in our partnership agreement.

SEGMENT INFORMATION

Our business is divided into operating segments, defined as components of the enterprise, about which financial information is available and evaluated regularly by our Chief Operating Decision Maker, collectively comprised of our senior management, in deciding how resources are allocated and performance is assessed.

Each of our reportable segments is a business unit that offers different services and products that is managed separately, since each business segment requires different operating strategies. We have segregated our business activities into three distinct operating segments: Liquids, Natural Gas, and Marketing.

The following tables present certain financial information relating to our business segments and corporate activities:

	As of the three months ended March 31, 2013
	Liquids	Natural Gas	Marketing	Corporate (1)	Total
	(in millions)
Total revenue	$332.9	$1,214.4	$407.8	$—	$1,955.1
Less: Intersegment revenue	—	248.7	13.4	—	262.1

Operating revenue	332.9	965.7	394.4	—	1,693.0
Cost of natural gas	—	795.9	395.5	—	1,191.4
Environmental costs, net of recoveries	178.5	—	—	—	178.5
Operating and administrative	86.7	106.5	1.3	0.4	194.9
Power	33.6	—	—	—	33.6
Depreciation and amortization	56.8	35.4	—	—	92.2

	355.6	937.8	396.8	0.4	1,690.6
Operating income (loss)	(22.7)	27.9	(2.4)	(0.4)	2.4
Interest expense	—	—	—	76.4	76.4
Other income	—	—	—	8.1	8.1

Income (loss) before income tax expense	(22.7)	27.9	(2.4)	(68.7)	(65.9)
Income tax expense	—	—	—	1.8	1.8

Net income (loss)	(22.7)	27.9	(2.4)	(70.5)	(67.7)
Less: Net income attributable to the noncontrolling interest	—	—	—	15.6	15.6

Net income (loss) attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$(22.7)	$27.9	$(2.4)	$(86.1)	$(83.3)

Total assets (2)	$7,688.9	$5,113.0	$162.2	$115.8	$13,079.9

Capital expenditures (excluding acquisitions)	$346.2	$68.4	$—	$2.5	$417.1

(1)

Corporate consists of interest expense, interest income, allowance for equity during construction, noncontrolling interest and other costs such as income taxes, which are not allocated to the business segments.

(2)	Totals assets for our Natural Gas Segment includes our long term equity investment in the Texas Express Pipeline project.

	As of and for the year ended March 31, 2012
	Liquids	Natural Gas	Marketing	Corporate (1)	Total
	(in millions)
Total revenue	$322.6	$1,387.5	$336.4	$—	$2,046.5
Less: Intersegment revenue	0.3	218.3	8.4	—	227.0

Operating revenue	322.3	1,169.2	328.0	—	1,819.5
Cost of natural gas	—	965.6	331.3	—	1,296.9
Environmental costs, net of recoveries	3.2	—	—	—	3.2
Operating and administrative	77.2	117.6	1.7	0.4	196.9
Power	41.2	—	—	—	41.2
Depreciation and amortization	50.5	33.1	—	—	83.6

	172.1	1,116.3	333.0	0.4	1,621.8
Operating income (loss)	150.2	52.9	(5.0)	(0.4)	197.7
Interest expense	—	—	—	83.6	83.6

Income (loss) before income tax expense	150.2	52.9	(5.0)	(84.0)	114.1
Income tax expense	—	—	—	2.1	2.1

Net income (loss)	150.2	52.9	(5.0)	(86.1)	112.0
Less: Net income attributable to the noncontrolling interest	—	—	—	13.0	13.0

Net income (loss) attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$150.2	$52.9	$(5.0)	$(99.1)	$99.0

Total assets (2)	$6,234.7	$4,717.3	$130.0	$166.2	$11,248.2

Capital expenditures (excluding acquisitions)	$144.6	$114.0	$—	$2.7	$261.3

(1)

Corporate consists of interest expense, interest income, allowance for equity during construction, noncontrolling interest and other costs such as income taxes, which are not allocated to the business segments.

(2)

For comparability purposes, we have made reclassifications of approximately $38.3 million out of Total Corporate assets into Total Natural Gas assets for the March 31, 2012 balances. The reclassification represents our long term equity investment in the Texas Express Pipeline project as of March 31, 2012.